EXHIBIT 23.1



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration of our report dated February 20, 1998 included in Stolt Comex Seaway S.A.'s Form 20-F for the year ended November 30, 1997 and to all references to our Firm included in this registration statement.




                              /s/ Arthur Andersen


Glasgow, Scotland
March 11, 1999